Exhibit 99.(h)(1)(b)

AMENDMENT

TO AND ASSIGNMENT OF

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to and Assignment of the Transfer Agency and Service Agreement dated March 22, 2017, as amended (“Agreement”), between State Street Bank and Trust Company (“State Street”) and American Beacon Institutional Funds Trust (the “Fund”) is made as of this 29th day of November, 2017 (the “Effective Date”). In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the Parties acknowledge and agree as follows:

1.	Parties and Assignment and Assumption. The parties do hereby agree that effective as of the date hereof, State Street shall be removed as a party to the Agreement and shall be replaced by Boston Financial Data Services, Inc. (“Boston Financial”), a Massachusetts corporation and SEC registered transfer agent. State Street hereby assigns to Boston Financial, from and after the Effective Date, all of State Street’s rights, title, interest, duties and obligations in and under the Agreement and any exhibits or schedules thereto. In turn, Boston Financial hereby accepts such assignment and agrees to assume, from and after the Effective Date, all of the rights, title, interest, duties and obligations assigned to it hereunder by State Street and agrees to be responsible for all obligations incurred by it under the Agreement and its exhibits and schedules from and after the Effective Date. The Fund hereby consents and agrees to such assignment. All references in the Agreement and in any exhibits or schedules thereto to the “Transfer Agent”, the “Bank” or “State Street Bank and Trust Company” shall be deemed to refer to Boston Financial, except where the context otherwise requires.

2.	Section 1.2(f). The Agreement is amended by deleting the current Section 1.2(f) in its entirety and replacing with the following Section 1.2(f), replacing and superseding the letter agreement between Fund and Transfer Agent dated September 24, 2002 and amendment dated July 18, 2003, which together previously set forth the anti-money laundering services as agreed to by the Funds and Transfer Agent:

“(f) Anti-Money Laundering (“AML”) Delegation. In order to assist the Fund with the Fund’s AML responsibilities under applicable AML laws, the Transfer Agent offers certain risk-based shareholder activity monitoring tools and procedures that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; (ii) assist in the verification of persons opening accounts with the Fund (the “AML Procedures”), and (iii) assist the Fund in the detection of persons or entities in the database administered by the Office of Foreign Assets Control (“OFAC”) attempting to maintain accounts. If the Fund elects to have the Transfer Agent implement the AML Procedures and delegate the day-to-day operation of such AML Procedures to the Transfer Agent, the parties will agree to such terms as stated in the attached schedule (“Schedule 1.2(f)” entitled “AML Delegation”) which may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the AML Procedures by the Transfer Agent pursuant to this Section 1.2(f), the Fund agrees to pay the Transfer Agent for the reasonable administrative expense that may be associated with such AML Procedures.”

1

3.	Section 4. Section 4 is deleted in its entirety and replaced with the following:

“4. Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

4.1	It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2	It is duly registered as a transfer agent under Section 17(A)(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

4.3	It is in material compliance with all federal and state laws, rules and regulations applicable to its transfer agency business and the performance of its duties, obligations and services under this Agreement.

4.4	It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

4.5	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.6	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.7	It will comply with all applicable laws and regulations in performing its duties required hereunder.”

4.	Section 16.2. Section 16.2 is deleted in its entirety and replaced with the following:

“16.2	Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)	If to the Transfer Agent, to:

Boston Financial Data Services, Inc.

DST Asset Manager Solutions

2000 Crown Colony Drive

Quincy, Massachusetts 02169-0953

Attention: Legal Department

Facsimile: 617-483-7091

With copy to:

DST Asset Manager Solutions

333 W. 11th Street, 5th Floor

Kansas City, MO 64105

Attention: Legal Department

2

Facsimile: 816-435-8630

(b)	If to the Funds, to:

American Beacon Institutional Funds Trust

220 East Las Colinas Blvd., Suite 1200

Irving, Texas 75039

ATTN: Vice President, Enterprise Services

With copy to:

American Beacon Institutional Funds Trust

220 East Las Colinas Blvd., Suite 1200

Irving, Texas 75039

ATTN: General Counsel”

5.	Schedule 1.2(f). The Agreement is amended to add new Schedule 1.2(f) (“AML Delegation”) attached hereto and incorporated herein, which replaces and supersedes previous exhibits for Delegated Duties dated September 24, 2002 and July 18, 2003.

6.	Recitals Incorporated; Definitions. The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

7.	Schedules Incorporated. All schedules referenced in this Amendment and Assignment are incorporated herein.

8.	Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment and Assignment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

9.	Counterpart Signatures. This Amendment and Assignment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement. A signature page forwarded as an electronic image for attachment to an assembled document shall be deemed delivery of an original signature page.

Signature page to follow

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Assignment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
By:	/s/ Terri McKinney
Name:	Terri McKinney
Title:	Vice President

BOSTON FINANCIAL DATA SERVICES, INC.
By:	/s/ George Costas
Name:	George Costas
Title:	Managing Director

Acknowledged and Agreed Solely for Purposes of Section 1 of this Amendment and Assignment:

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Andrew Erikson
Name:	Andrew Erikson
Title:	Executive Vice President
4

SCHEDULE 1.2(f)

AML DELEGATION

Dated: November 29, 2017

1.	Delegation.

1.1	In order to assist American Beacon Institutional Funds Trust (the “Fund”) with the Fund’s anti-money laundering (“AML”) program compliance responsibilities under applicable AML laws, the Transfer Agent offers certain risk-based AML Procedures that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; (ii) assist in the verification of persons opening accounts with the Fund; and (iii) assist the Fund in the detection of persons or entities in the database administered by the Office of Foreign Assets Control (“OFAC”) attempting to maintain accounts. The Fund has had an opportunity to review the AML Procedures with the Transfer Agent and desires to implement the AML Procedures as part of the Fund’s overall AML program (the “AML Program”).

1.2	Accordingly, subject to the terms and conditions set forth in the Agreement and this AML Delegation, the Fund hereby instructs and directs the Transfer Agent to implement the AML Procedures as set forth in Section 4 below on the Fund’s behalf and delegates to the Transfer Agent the day-to-day operation of the AML Procedures. The AML Procedures set forth in Section 4 may be amended, from time to time, by mutual agreement of the Fund and the Transfer Agent upon the execution by such parties of a revised Schedule 1.2(f) bearing a later date than the date hereof.

1.3	The Transfer Agent agrees to perform such AML Procedures, with respect to the ownership of Shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of this AML Delegation and the Transfer Agency and Service Agreement.

2.	Consent to Examination. In connection with the performance by the Transfer Agent of the AML Procedures, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the Bank Secrecy Act of 1973 (the “BSA”), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and the applicable regulations thereunder (collectively with the BSA and the USA PATRIOT Act, the “AML Laws and Regulations”) and that the records the Transfer Agent maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

3.	Limitation on Delegation. The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only the AML Procedures, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the AML Procedures with respect to the ownership of, and transactions in, Shares in the Fund for which the Transfer Agent maintains the applicable Shareholder information.
AML Delegation – Page 1

4.	AML Procedures[1]

4.1	Consistent with the services provided by the Transfer Agent and with respect to the ownership of Shares in the Fund for which the Transfer Agent maintains the applicable Shareholder information, the Transfer Agent shall:

(a)  On a daily basis, submit all new customer account registrations and registration changes against the OFAC database, the Politically Exposed Persons (“PEP”) database, and such other lists or databases as may be required from time to time by applicable regulatory authorities, and in the event that the Transfer Agent identifies a match to the OFAC or PEP Database, the Transfer Agent shall notify the AML Compliance Officer immediately and the Transfer Agent shall consult with the AML Compliance Officer with respect to the due diligence necessary for the transaction/account;

(b)  Submit all account registrations through the OFAC database, the PEP database, and such other lists or databases as may be required from time to time by applicable regulatory authorities;

(c)  On a daily basis, submit special payee information from checks, outgoing wires and systematic withdrawal files through the OFAC database;

(d)  Review certain types of redemption transactions that occur within thirty-four (34) days of an account establishment, registration change, or banking information change (e.g. redemption by wire within 34 days of banking information change; rapid depletion of account balance after establishment; and redemption by check within 34 days of address change);

(e)  Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent;

(f)	Review accounts with small balances followed by large purchases;

(g)	Review accounts with frequent activity within a specified date range followed by a large redemption;
(h)	Review purchase and redemption activity by check that meets or exceeds the $100,000 threshold on any given day;

(i)	Follow the Fund’s no cash and no third-party checks policies as set forth in the current prospectus.

(j)	Determine when a suspicious activity report (“SAR”) should be filed as required by regulations applicable to mutual funds; prepare and file the SAR; provide the Fund with a copy of the SAR within a reasonable time after filing; and notify the Fund if any further communication is received from the U.S. Department of the Treasury or other law enforcement agencies regarding such filing;

1The accounts, transactions, items and activity reviewed in each case are subject to certain standard exclusions as set forth in written procedures of the Transfer Agent, which have been made available to the Fund and which may be modified from time to time.

AML Delegation – Page 2

(k)	To the extent required under applicable law, monitor and track currency transactions and file Currency Transaction Reports (“CTRs”) with FinCEN for each transaction involving $10,000 or more.

(l)	Implement the Customer Identification Program (“CIP”) by: (i) collecting identifying information from each customer seeking to open an account; (ii) taking reasonable steps to verify the identity of any person seeking to become a new customer of the Fund and notify the Fund in the event such person cannot be verified; (iii) maintaining records of the information used to verify the person’s identity, as required; and (iv) determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to the Fund by any government agency;

(m)	If a customer’s identity cannot be verified from the information provided, the Transfer Agent will contact the AML Compliance Officer or another appropriate Fund officer and a SAR will be filed for lack of verification. For a new account, the Transfer Agent will reject the account application. For an existing account, the Transfer Agent will place a stop purchase restriction on the account, and with the consent of the AML Compliance Officer, close the account.

(n)	Conduct due diligence and if required, enhanced due diligence in accordance with 31 C.F.R. 1010.610 for new and existing correspondent accounts for foreign financial institutions (as defined in 31 C.F.R. 1010.605). The Transfer Agent will perform an assessment of the money laundering risk presented by the account based on a consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in a financial institution questionnaire. If an account is determined to have a medium or above risk-ranking, the Transfer Agent will monitor the account on a monthly basis for unusual activity. In the situation where due diligence cannot be completed with respect to an account, the Transfer Agent will contact the Fund’s AML Officer for further instruction. Upon request by the Fund, the Transfer Agent will generate periodic reports of existing correspondent accounts for foreign financial institutions for review by the Fund for purposes of compliance with Section 312 of the USA PATRIOT Act.

(o)	Upon the request by the Fund, conduct due diligence to determine if the Fund is involved with any foreign jurisdiction, institution, class of transactions and a type of account designated, from time to time, by the U.S. Department of Justice in order to identify and take certain “special measures” against such entities as required under Section 311 of the USA PATRIOT Act.

(p)	Create and retain records required under 31 C.F.R. 1010.410 in connection with the transmittals of funds in amounts equal to or in excess of $3,000, and transmit such information on the transactions to the receiving financial institutions.

4.2	In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR or other similar report or notice to OFAC, FinCEN or other applicable regulatory agency, then the Transfer Agent shall also immediately contact the Fund’s AML Compliance Officer or another appropriate Fund officer prior to the filing of such SAR or other similar report or notice, unless prohibited by applicable law.

4.3	AML Reporting. On a quarterly basis, the Transfer Agent shall provide a report to the Fund on its performance of the AML Delegated Duties, among other compliance items, which report shall include information regarding the number of: (i) potential incidents involving unusual or suspicious activity, (ii) SARs and other reports or notices filed on behalf of the Fund, (iii) outstanding customer verification items, and (iv) potential and confirmed matches against the “Known Offender”, OFAC database and
AML Delegation – Page 3

PEP database. Notwithstanding anything in this Section 4.3 to the contrary, the Transfer Agent reserves the right to amend and update the form of its AML reporting from time to time to comply with new or amended requirements of applicable law or to enhance its compliance program.

5.	All defined terms and definitions in the Agreement shall have the same meaning in this Delegation except as specifically revised by this Delegation.

6.	To the extent there is conflict between the terms of this Delegation and the Agreement, the terms of this Delegation shall govern to the extent such terms pertain to this Delegation.
AML Delegation – Page 4

AML DELEGATION

SIGNATURE PAGE

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST		BOSTON FINANCIAL DATA SERVICES, INC.
By:	/s/ Terri McKinney	By:	/s/ George T. Costas
Name:	Terri McKinney	Name:	George T. Costas
Title:	Vice President	Title:	Managing Director
AML Delegation – Page 5